Exhibit 99.1

PRELIMINA R Y — SUBJECT TO COMPLETION FOR THE SPECIAL MEETING OF STOCKHOLDERS OF FUSION ACQUISITION COR P . THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS The undersigned hereby appoints [ • ] and [ • ] (the “Proxies”), and each of them independently, with full power of substitution, as proxies to vote all of the Common Stock of Fusion Acquisition Corp . (the “Company”) that the undersigned is entitled to vote (the “Shares”) at the special meeting of stockholders of the Company to be held on [ • ], 2021 , at [ • ], Eastern time, virtually at [ • ], and any adjournment or postponement thereof . The undersigned acknowledges receipt of the enclosed proxy statement and revokes all prior proxies for said meeting . THE SHARES REPRESENTED BY THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER(S) . IF NO SPECIFIC DIRECTION IS GIVEN AS TO THE PROPOSALS ON THE REVERSE SIDE, THIS PROXY WILL BE VOTED “FOR” ALL PROPOSALS . PLEASE MARK, SIGN, DATE, AND RETURN THE PROXY CARD PROMPTLY . PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY . (Continued and to be marked, dated and signed on reverse side) P R O X Y C A R D Important Notice Regarding the Availability of Proxy Materials for the Special Meeting of Stockholders to be held on [•], 2021, at [•]. This notice of Special Meeting of Stockholders and accompanying Proxy Statement are available at: [•]

example X Please mark vote as indica ted in this FUSION ACQUISITION CORP. — THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ALL PROPOSALS. FOR AGAINST ABSTAIN FOR AGAINST ABSTAIN Proposal No . 1 — The Business Combination Proposal — to consider and vote upon a proposal to approve the agreement and plan of merger, dated as of February 11 , 2021 (as may be amended and/or restated from time to time, the “Merger Agreement”), by and among Fusion Acquisition Corp . (“Fusion”), ML Merger Sub Inc . , a Delaware corporation and a wholly - owned subsidiary of Fusion (“Merger Sub”), and MoneyLion Inc . , a Delaware corporation (“MoneyLion”) ; and the transactions contemplated thereby, pursuant to which Merger Sub will merge with and into MoneyLion with MoneyLion surviving the merger as a wholly owned subsidiary of Fusion (the transactions contemplated by the Merger Agreement, the “Business Combination”) ; Proposal No . 2 — The Charter Proposal — to consider and vote upon a proposal to approve, assuming the Business Combination Proposal is approved and adopted, the proposed fourth amended and restated certificate of incorporation of Fusion (the “Proposed Charter”), which will replace Fusion’s third amended and restated certificate of incorporation, dated June 25 , 2020 (the “Current Charter”), and will be in effect upon the consummation of the Business Combination ; Proposal No . 3 — The Advisory Charter Proposals — to consider and vote upon separate proposals to approve, on a non - binding advisory basis, the following material differences between the Proposed Charter and the Current Charter, which are being presented in accordance with the requirements of the SEC as six separate sub - proposals ; (A) Advisory Charter Proposal 3 A — to provide that New MoneyLion will have authorized capital stock of 2 , 200 , 000 , 000 shares, consisting of 2 , 000 , 000 , 000 shares of Class A common stock, par value $ 0 . 0001 per share (the “New MoneyLion Class A common stock”) and 200 , 000 , 000 shares of preferred stock, par value $ 0 . 0001 per share, as opposed to Fusion having authorized capital stock of 401 , 000 , 000 shares, consisting of 380 , 000 , 000 shares of Fusion Class A common stock, 20 , 000 , 000 shares of Fusion Class B common stock and 1 , 000 , 000 shares of preferred stock ; (B) Advisory Charter Proposal 3 B — to provide that directors of New MoneyLion may be removed from office only for cause and only with the affirmative vote of the holders of at least 66 2 / 3 % of the voting power of the outstanding shares of stock of New MoneyLion ; (C) Advisory Charter Proposal 3 C — to change the stockholder vote required to amend certain provisions of the Proposed Charter ; (D) Advisory Charter Proposal 3 D — to change the stockholder vote required to amend the amended and restated bylaws of New MoneyLion (the “Proposed Bylaws”) ; (E) Advisory Charter Proposal 3 E — to prohibit stockholders from acting by written consent by specifying that any action required or permitted to be taken by stockholders must be effected by a duly called annual or special meeting and may not be effected by written consent ; (F) Advisory Charter Proposal 3 F — to provide for certain additional changes, including, among other things, (i) changing the post - business combination company’s corporate name from “Fusion Acquisition Corp . ” to “MoneyLion Inc . ” and making the company’s corporate existence perpetual and (ii) removing certain provisions related to our status as a blank check company that will no longer apply upon consummation of the Business Combination, all of which our board of directors believes are necessary to adequately address the needs of the post - business combination Company . Proposal No . 4 — The Stock Issuance Proposal — to consider and vote upon a proposal to approve, assuming the Business Combination Proposal and the Charter Proposal are approved and adopted, for the purposes of complying with the applicable listing rules of the NYSE, the issuance of (x) shares of Fusion Class A common stock pursuant to the terms of the Merger Agreement and (y) shares of Fusion Class A common stock to certain institutional investors (the “PIPE Investors”) in connection with the Private Placement ; Proposal No . 5 — The Incentive Plan Proposal — to consider and vote upon a proposal to approve, assuming the Business Combination Proposal, the Charter Proposal and the Stock Issuance Proposal are approved and adopted, the MoneyLion Inc . Incentive Plan (the “Incentive Plan”), including the authorization of the initial share reserve under the Incentive Plan ; Proposal No . 6 — The ESPP Proposal — to consider and vote upon a proposal to approve, assuming the Business Combination Proposal, the Charter Proposal, the Stock Issuance Proposal and the Incentive Plan Proposal are approved and adopted, the MoneyLion Inc . Employee Stock Purchase Plan (the “ESPP”), including the authorization of the initial share reserve under the ESPP ; Proposal No . 7 — The Adjournment Proposal — to consider and vote upon a proposal to approve the adjournment of the Special Meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies if, based upon the tabulated vote at the time of the Special Meeting, any of the Business Combination Proposal, the Charter Proposal, the Stock Issuance Proposal, the Incentive Plan Proposal and the ESPP Proposal (together the “condition precedent proposals”) would not be duly approved and adopted by our stockholders or we determine that one or more of the closing conditions under the Merger Agreement is not satisfied or waived . Dated: , 2021 Signature (Signature if held Jointly) When Shares are held by joint tenants, both should sign . When signing as attorney, executor, administrator, trustee or guardian, please give full title as such . If a corporation, please sign in full corporate name by the president or another authorized officer . If a partnership, please sign in partnership name by an authorized person . The Shares represented by the proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder(s) . If no direction is made, this proxy will be voted FOR all Proposals . If any other matters properly come before the meeting, unless such authority is withheld on this proxy card, the Proxies will vote on such matters in their discretion . FOR AGAINST ABSTAIN FOR AGAINST ABSTAIN FOR AGAINST ABSTAIN FOR AGAINST ABSTAIN FOR AGAINST ABSTAIN FOR AGAINST ABSTAIN FOR AGAINST ABSTAIN FOR AGAINST ABSTAIN FOR AGAINST ABSTAIN FOR AGAINST ABSTAIN